SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2004

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN  46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Item 12.                            Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 27, 2004, Interactive Intelligence, Inc. issued a press release describing its results of operations for its second quarter ended June 30, 2004. See the registrant’s press release attached hereto as Exhibit 99.1.

The press release contains certain information which is considered a non-GAAP financial measure (pro forma net income (loss) without restructuring and other charges).  This information represents a financial measure used by the registrant’s management to evaluate the operating performance of the registrant.  The registrant’s management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the registrant’s business because it excludes expenses (related to the restructuring of the registrant’s operations and relocation of its worldwide headquarters) that are not indicative of the ongoing costs of operations.  See the registrant’s press release attached hereto as Exhibit 99.1 for the reconciliation of non-GAAP net income (loss) to the GAAP net income (loss) number for the periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: July 27, 2004	By:	/s/	Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated July 27, 2004